UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2013

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1701 Golf Road, Suite 3-1012
Rolling Meadows, IL	60008-4210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

MYR Group Inc. held its 2013 Annual Meeting of Stockholders on May 2, 2013, at which the stockholders considered three proposals, each of which is described in more detail in our Proxy Statement dated March 7, 2013. The matters voted upon at the annual meeting and the results of the votes were as follows:

Proposal 1. Election of Class III Directors. Our stockholders re-elected the following three directors to each serve a three-year term expiring at the 2016 annual meeting of stockholders or until his successor has been duly chosen and qualified:

	Votes For	Votes Withheld	Broker Non-Votes

Larry F. Altenbaumer	16,162,360	503,306	1,630,027

William A Koertner	15,351,532	1,314,134	1,630,027

William D. Patterson	16,451,106	214,560	1,630,027

Each of the following directors will continue to hold office until his or her respective term expires: Jack L. Alexander, Henry W. Fayne, Betty R. Johnson, Gary R. Johnson and Maurice E. Moore.

Proposal 2. Advisory Resolution to Approve Our Executive Compensation. Our stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

15,656,988	716,748	291,930	1,630,027

Proposal 3. Ratification of the Appointment of Our Independent Auditors. Our stockholders ratified the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes

18,099,248	17,036	179,409	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: May 6, 2013	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President,
Chief Legal Officer and
Secretary